The Board of Directors
Community Financial Group, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG PEAT MARWICK LLP



Nashville, Tennessee
May 7, 1998